Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Schrödinger, Inc. (the “Company”) hereby certifies, to her knowledge, that:

(1)

the accompanying Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended June 30, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 4, 2022

/s/ Jenny Herman
Jenny Herman Senior Vice President, Finance and Corporate Controller (Principal Financial Officer and Principal Accounting Officer)